Exhibit 10.1

BINDING HEADS OF AGREEMENT - BUSINESS DEVELOPMENT SERVICES

DATE :	First day of February 2012

PARTIES :	Donald P. Bunnell 317 Fuxing Xi Lu House #2 Shanghai, China 200031 (“DB”)

SES Resource Solutions, Ltd

of Portcullis TrustNet (BVI) Limited, Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands, the office of the first registered agent.

(“SRS”)

Preamble

1.	SRS has been formed with shareholders Synthesis Energy Systems Inc (SES) 50% and Midas Resources AG (Midas) 50%.

2.	DB will provide business development services under the Terms and Conditions below.

Terms and Conditions

1.	DB will perform the role of Regional Executive – Downstream Business Development for SRS, reporting to the Chairman of the SRS Board. Specific responsibilities will be as agreed with the Chairman of the SRS Board.

2.

Commencing 1st February 2012, SRS shall pay DB a fee of $15,000 per month for ten days services. Any additional service days (greater than ten days) in the month will be paid at the rate of $1,800.00 per day. Should DB’s services be available to a lesser extent, then SRS and DB will negotiate a lower fee in good faith. DB will invoice SRS on a monthly basis and be paid on 30 day terms.

3.	DB shall be issued 1% of SRS issued capital in the following tranches based on achieving the following KPIs during the term of this agreement:

3.1.	KPI #1: Financial close of external equity raising of at least US$10m in SRS or equivalent entity by 30/6/2012 – 0.3%;

3.2.	KPI #2: Originating a downstream project that provides an early market opportunity for a SRS coal resource or a coal resource being pursued by SRS.

3.2.1. Secure an SPV for pursuing the project – 0.1%

3.2.2.	Secure funding to progress the project to the point where an information memorandum is prepared for strategic investor involvement – 0.3%

3.3.	KPI #3: Securing funding of at least $2m to complete information memorandum targeted at a strategic partner for the first Golden Key project originated by DB– 0.3%

4.	DB will be entitled to 15% of initial free carried equity earned by SRS during the term of this agreement (with SRS holding 85% equity) in downstream projects originated by DB. DB will be entitled to less than 15% of initial free carried equity earned by SRS during the term of this agreement in downstream projects which are not originated by DB but in which DB takes over and leads to closing – such percentage to be negotiated between the parties in good faith prior to DB commencing leadership of such projects.

5.

Conditional upon SRS or equivalent entity reaching financial close for a capital raising of at least US$10m before 30th June 2012, and provided this capital raising involves establishment of a holding company that will initially hold all or part of the SRS equity in downstream ventures originated by DB, as per Clause 4 above, (“HoldCo”), then DB shall be entitled to convert his equity positions in those downstream ventures included in HoldCo to HoldCo equity on a value equivalence basis to be agreed.

6.	All expenses (travel, ‘out-of-pocket’, etc) attached to DB’s activities will be reimbursed or carried directly by SRS. DB will invoice SRS on a monthly basis and be paid on 30 day terms. The Chairman of the SRS Board will verify these invoices.

7.	This Agreement will terminate on 31st July 2012, but either party can terminate this Agreement ‘without cause’ with two week’s notice in the period up to 31st July 2012.

8.

These Heads of Agreement shall govern the relationship between the parties until 31st July 2012 or the date of termination by either party pursuant to Clause 7, the “Termination Date”. Thereafter, the parties will in good faith discuss the basis for an ongoing relationship.

9.

Either party may terminate these Heads of Agreement for any reason in the period up to the Termination Date by giving two weeks’ notice of such termination to the other party. Should a dispute arise or be declared by either party relating to these Heads of Agreement, the parties acknowledge that any damages or claims for compensation, however arising, shall be limited in quantum to the total amount of cash fees paid or payable under these Heads of Agreement from 1st February 2012, to the date falling one month after the date such dispute was brought to the attention of the other party.

10.	DB is subject to the Confidentiality Agreement to be entered into the parties. This Agreement and all disputes arising out of it are governed by the law of Victoria and the parties submit to the jurisdiction of the courts of that State.

11.	DB intends to establish a wholly-owned corporation to carry out the consulting activities contemplated in this agreement and upon establishment of such entity DB may assign his rights and obligations under this agreement to such entity.

12.	Any notice to be served under this Agreement must be served by sending it to the usual business address of the recipient by ordinary mail, facsimile, or personal delivery, and in the case of ordinary mail service will be deemed to occur one day after the date of posting, and in all other cases deemed to occur on the same day.

SIGNED for and on behalf of SES Resource Solutions, Ltd

by its duly authorized representative
/s/ Michael Oppenheimer
(signature)

/s/ Robert Rigdon
(signature)

SIGNED by Don Bunnell

/s/ Don Bunnell
(signature)

In the presence of:

Amit Lie, C.P.A.	/s/ Amit Lie
Witness (print name)	(signature of Witness)

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